Exhibit 99.1


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Contact:
Marc Panoff, CFO              Garth Russell / Todd Fromer
Nephros, Inc.                 KCSA Worldwide
Tel: 212-781-5113             212-896-1250 / 212-896-1215

FOR IMMEDIATE RELEASE

CORRECTING and REPLACING Nephros Reports First Quarter 2005 Financial Results

NEW YORK--(BUSINESS WIRE)--May 16, 2005--In BW5725 issued May 16, 2005: Second graph, second sentence of release should read: The Company's net loss was $392,887 for the first quarter of 2005 versus a net loss of $2,017,732 in the comparable period last year (sted: The Company's net loss was $448,892 for the first quarter of 2005 versus a net loss of $2,017,732 in the comparable period last year).

The corrected release reads:

              NEPHROS REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

Nephros, Inc. (AMEX: NEP) announced today financial results for the first quarter ended March 31, 2005.

For the quarter ended March 31, 2005, Nephros reported net revenue of $1,901,665 compared with no revenue in 2004. The Company's net loss was $392,887 for the first quarter of 2005 versus a net loss of $2,017,732 in the comparable period last year. Nephros reported a net loss attributable to common stockholders in the first quarter of 2005 of $392,887, or $0.03 loss per basic and diluted share, compared to a loss of $4,089,232, or $2.57 loss per basic and diluted share, in the year-earlier period.

The net loss applicable to common shareholders for the three months ended March 31, 2004 includes losses of $2,071,500 attributed to preferred dividends and accretion of beneficial conversion features and issuance costs in connection with the issuance of convertible preferred stock. There were no such losses for the three months ended March 31, 2005 because all of the Company's shares of preferred stock were converted into common stock upon the completion of the Company's initial public offering in September 2004.

Revenue recognized from product sales was $151,665 in the first quarter of 2005. Product revenue is recognized once a customer's right of return has expired. First quarter revenue also included non-recurring revenue of $1.75 million resulting from the Company's licensing agreement with Asahi Kasei Medical Co., Ltd., announced March 2, 2005.

As of March 31, 2005, cash, cash equivalents and short-term investments were $10,310,473, compared to $9,715,121 as of December 31, 2004.

"I am pleased with our strong start in 2005 and the positive momentum we have established. We continue to increase awareness in the European market and build upon our initial sales. In March 2005, we filed our 510(k) application for our OLpur HD190 with the FDA. We believe this will play a key role as we move forward with our OLpur MD190 and OLpur H2H FDA submissions," stated Norman Barta, chief executive officer of Nephros. "In the first quarter, we announced a significant licensing agreement with Asahi Kasei Medical Co., Ltd. Under the agreement, Asahi will be able to develop and market its own products in Japan based on our mid dilution hemodiafiltration technology. Forging a relationship with this leader in the dialysis market, and the largest filter provider in Japan, is a key milestone for Nephros and our mid-dilution hemodiafiltration therapy. We believe our relationship with Asahi will complement our sales and marketing efforts for the OLpur MD190 in Europe and help to build greater brand recognition worldwide."

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) potential products that appeared promising in early research or clinical trials to Nephros may not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals; (iii) product orders may be cancelled, patients currently using Nephros's products may cease to do so and patients expected to begin using Nephros's products may not; (iv) Nephros may not be able to obtain funding if and when needed; (v) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vi) HDF therapy may not be accepted in the United States and/or Nephros's technology and products may not be accepted in target markets; (vii) Nephros may not be able to sell its products at competitive prices or profitably; and (viii) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros's filings with the Securities and Exchange Commission, including Nephros's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended March 31, 2005. Investors and security holders are urged to read those documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.


                          NEPHROS, INC. AND SUBSIDIARY
                      Condensed Consolidated Balance Sheets
                                   (unaudited)

                                                                                      March 31,        December 31,
                                                                                         2005              2004
                                                                                    ------------      ------------
ASSETS
Current assets:
      Cash and cash equivalents                                                     $  4,315,093      $  3,719,181
      Short-term investments                                                           5,995,380         5,995,940
      Accounts receivable                                                                221,312           174,797
      Inventory                                                                          586,877           653,351
      Prepaid expenses and other current assets                                          508,834           468,355
                                                                                    ------------      ------------
            Total current assets                                                      11,627,496        11,011,624
Property and equipment, at cost less accumulated depreciation of
  $653,348 and $584,130 at March 31, 2005 and December 31, 2004,
  respectively                                                                         1,230,145         1,191,856
Other assets                                                                               5,322             3,822
                                                                                    ------------      ------------
            Total assets                                                            $ 12,862,963      $ 12,207,302
                                                                                    ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
      Accounts payable                                                              $    549,245      $    629,814
      Accrued expenses                                                                   432,386           362,789
      Deferred revenue                                                                    40,395            64,058
      Accrued liabilities                                                              1,500,000         1,500,000
                                                                                    ------------      ------------
            Total current liabilities                                                  2,522,026         2,556,661
                                                                                    ------------      ------------

Stockholders' equity:
      Preferred stock, $.001 par value, 31,000,000 shares authorized at
        March 31, 2005 and December 31, 2004; no shares issued and
        outstanding at March 31, 2005 and December 31, 2004                                 --                --
      Common stock, $.001 par value; 49,000,000 shares authorized at
        March 31, 2005 and December 31, 2004; 12,304,498 and 12,120,248
        shares issued and outstanding at March 31, 2005 and December 31, 2004,
        respectively                                                                      12,304            12,120
Additional paid-in capital                                                            54,739,869        53,740,171
Deferred compensation                                                                 (2,311,987)       (2,479,317)
Accumulated other comprehensive income - foreign currency translation                     72,964           156,433
Accumulated other comprehensive loss - unrealized losses on
  available-for-sale securities                                                           (4,620)           (4,060)
Accumulated deficit                                                                  (42,167,593)      (41,774,706)
                                                                                    ------------      ------------
            Total stockholders' equity                                                10,340,937         9,650,641
                                                                                    ------------      ------------
            Total liabilities and stockholders' equity                              $ 12,862,963      $ 12,207,302
                                                                                    ============      ============


                          NEPHROS, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Operations
                                   (unaudited)

                                                                      Three Months Ended March 31,
                                                                    -------------------------------
                                                                        2005              2004
                                                                    ------------       ------------

Net contract revenues                                               $  1,750,000       $       --
Net product revenues                                                     151,665               --
                                                                    ------------       ------------
Net revenues                                                           1,901,665               --
                                                                    ------------       ------------

Operating costs and expenses:
Cost of product revenue                                                  135,368             12,618
Research and development                                                 462,701            690,024
Selling, general and administrative                                    1,752,488          1,316,435
                                                                    ------------       ------------
Total operating expenses                                               2,350,557          2,019,077
                                                                    ------------       ------------
Loss from operations                                                    (448,892)        (2,019,077)
                                                                    ------------       ------------

Other income:
Interest income                                                           56,005              1,345
                                                                    ------------       ------------
Total other income                                                        56,005              1,345
                                                                    ------------       ------------
Net loss                                                                (392,887)        (2,017,732)
Dividends and accretion to redemption value of
  redeemable convertible preferred stock                                    --           (2,071,500)
                                                                    ------------       ------------
Net loss attributable to common stockholders                        $   (392,887)      $ (4,089,232)
                                                                    ============       ============

Basic and diluted net loss attributable to common
  stockholders per common share                                     $      (0.03)      $      (2.57)
                                                                    ============       ============

Shares used in computing basic and diluted net loss
  attributable to common stockholders per common share                12,150,956          1,593,659
                                                                    ============       ============


                          NEPHROS, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                             Three months ended March 31,
                                                                            ------------------------------
                                                                                2005               2004
                                                                            ------------       -----------

Operating activities
      Net loss                                                              $  (392,887)       $(2,017,732)
      Adjustments to reconcile net loss to net cash used in
         operating activities:
         Depreciation and amortization                                           73,775             31,935
         Noncash stock-based compensation                                       167,330            417,608
         (Increase) decrease in operating assets
            Accounts receivable                                                 (46,515)           (21,559)
            Prepaid expenses and other current assets                           (40,479)          (565,685)
            Inventory                                                            66,474             37,853
            Other assets                                                         (1,500)            (3,000)
         Increase (decrease) in operating liabilities
            Accounts payable and accrued expenses                               (10,972)           (22,430)
            Deferred revenue                                                    (23,663)            21,559
                                                                            -----------        -----------
                  Net cash used in operating activities                        (208,437)        (2,121,451)
                                                                            -----------        -----------
Investing activities
      Purchase of property and equipment                                       (112,064)          (213,478)
                                                                            -----------        -----------
                  Net cash used in investing activities                        (112,064)          (213,478)
                                                                            -----------        -----------
Financing activities
      Proceeds from issuance of preferred stock, net                               --            3,811,538
      Proceeds from issuance of common stock subsequent to the
         initial public offering                                                955,521               --
      Proceeds from initial public offering of common stock                      44,361               --
                                                                            -----------        -----------
                  Net cash provided by financing activities                     999,882          3,811,538
                                                                            -----------        -----------
Effect of exchange rates on cash                                                (83,469)           (30,877)
                                                                            -----------        -----------
                  Net increase in cash and cash equivalents                     595,912          1,445,732
      Cash and cash equivalents, beginning of period                          3,719,181          4,121,263
                                                                            -----------        -----------
      Cash and cash equivalents, end of period                              $ 4,315,093        $ 5,566,995
                                                                            ===========        ===========
Supplemental disclosure of cash flow information
      Cash paid for income taxes                                            $    11,630        $       723


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